Exhibit 4.1

Certain identified information has been omitted from this document because it is not material and is treated as private or confidential. Such information has been marked with “[***]” to indicate where omissions have been made.

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (as amended from time to time, this “Agreement”), dated as of January 7, 2019, is entered into by and among Jimmy Jang, L.P., a Delaware limited partnership (the “Partnership”), TILT Holdings Inc., a British Columbia company (“TILT”), and the holders of Units (as defined below) from time to time party hereto (each, a “Holder”).

W I T N E S S E T H:

WHEREAS, the parties hereto desire to provide for the exchange of Partnership Interests for Common Shares (as defined below), in each case, on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein made and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Article 1
DEFINITIONS AND USAGE

Section 1.01            Definitions.

(a)                The following terms shall have the following meanings for the purposes of this Agreement:

“Applicable Law” means, with respect to any Person, any federal, state, provincial or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority or Regulatory Agency that is binding upon or applicable to such Person or its assets, as amended unless expressly specified otherwise.

“Board” means the board of directors of TILT.

“Business Day” means a day, other than a Saturday, Sunday or other day on which commercial banks located in Vancouver, British Columbia or New York, New York are authorized or required by Applicable Law to close.

“CDS” means the Canadian Depository for Securities Limited.

“Common Shares” means the common shares in the capital of TILT, without par value.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable regulations promulgated thereunder.

“DTC” means The Depository Trust Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Date” means the date of receipt of the Notice of Exchange by TILT and the Partnership, unless otherwise set forth in the applicable Notice of Exchange, in which case the “Exchange Date” means either (i) the date specified in such Notice of Exchange or (ii) the date upon which the contingencies described in such Notice of Exchange are satisfied, as applicable.

“Exchange Rate” means the number of Common Shares for which one Partnership Interest is entitled to be exchanged under this Agreement. On the date of this Agreement, the Exchange Rate shall be one, subject to adjustment pursuant to Section 3.03 of this Agreement.

“Exchanging Holder” means a Holder effecting an Exchange pursuant to this Agreement.

“Governmental Authority” means any:

(a)               federal, provincial, state, municipal, local or other governmental or public department, central bank, court or other agency, commission, board, bureau, agency or instrumentality, domestic or foreign, having jurisdiction to exercise executive, legislative, judicial, taxation, regulatory or administrative powers of or pertaining to government;

(b)               any subdivision or authority of any of the foregoing; or

(c)               any quasi-governmental, judicial or administrative body having jurisdiction to exercise any regulatory, expropriation or taxing authority over any party hereto under or for the account of any of the foregoing.

“LP Agreement” means the Limited Partnership Agreement of the Partnership, dated on or about the date hereof, by and among the General Partner (as defined therein), TILT and each other party thereto, as amended from time to time.

“Non-Party Partner” means each partner of the Partnership who is not a party hereto as of the date of this Agreement.

“Partnership Interest” means one Unit together with one Right.

“Person” means an individual, a corporation, a partnership, a limited liability company, a trust, an incorporated or unincorporated association, a joint venture, a joint stock company or any other entity or body.

“Regulatory Agency” means the SEC, the Financial Industry Regulatory Authority, Inc., the Financial Services Authority, any non-U.S. regulatory agency and any other regulatory authority or body (including any state or provincial securities authority and any self-regulatory organization) with jurisdiction over the Partnership, TILT or any of their respective Affiliates.

“Right” means a right to acquire Common Shares.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Units” has the meaning assigned to it in the LP Agreement.

(b)                Capitalized terms used but not defined herein shall have the meaning ascribed thereto in the LP Agreement.

(c)                Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Agreement	Preamble
Partnership	Preamble
e-mail	Section 5.03
Exchange	Section 3.01
Exchange Agent	Section 3.02(a)
Holder	Preamble
Notice of Exchange	Section 3.02(a)
Permitted Transferee	Section 5.01
TILT	Preamble
TILT Offer	Section 3.04

Section 1.02            Other Definitional and Interpretative Provisions. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles and Sections are to Articles and Sections of this Agreement unless otherwise specified. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to “law,” “laws” or to a particular statute or law shall be deemed also to include any Applicable Law. Except to the extent otherwise expressly provided herein, all references to any Holder shall be deemed to refer solely to such Person in its capacity as such Holder and not in any other capacity.

Article 2
ISSUANCE OF RIGHTS

Section 2.01            TILT and each Holder each agrees and acknowledges that one Right is hereby issued by TILT to such Holder for each Unit held by such Holder.

Section 2.02            Upon the surrender of Partnership Interests by each Holder in accordance with the terms and conditions hereof, TILT will issue to such Holder the number of Common Shares calculated pursuant to Section 3.01.

Section 2.03            Any Rights surrendered by a Holder to TILT upon the terms and subject to the conditions hereof shall be deemed to be cancelled by TILT upon receipt.

Section 2.04            Each Holder agrees and acknowledges that the Rights being issued to such Holder:

(a)                have not been registered under the Securities Act, the securities laws of any state or any other applicable securities laws and are being issued in reliance upon exemptions from the registration requirements of the Securities Act and such laws;

(b)                are being acquired for investment only and may not be offered for sale, pledged, hypothecated, sold, assigned or transferred at any time except in compliance with (i) the Securities Act, any applicable securities laws of any state and any other applicable securities laws; (ii) the terms and conditions of this Agreement; and (iii) any other terms and conditions agreed to in writing between TILT and such Holder. Notwithstanding the foregoing, the Rights may be transferred by a Holder to such Holder’s family member or trust for the benefit of the Holder if the transferee agrees in writing to be subject to the terms hereof to the same extent as if the transferee were an original Holder hereunder (a “Permitted Transfer”) unless such Permitted Transfer would prevent the Partnership from being treated as a publicly traded partnership; and

(c)                may not be transferred except with the written consent of TILT and in compliance with Applicable Laws, including in compliance with the registration requirements under the Securities Act or an exemption thereto, this Agreement, and any other terms and conditions agreed to in writing by TILT and such Holder, and purchasers and other transferees of such Rights will be required to bear the risk of their investment or acquisition indefinitely.

Section 2.05            The Rights are being issued in non-certificated form; provided, that TILT may issue certificates to a Holder representing the Rights held by such Holder and such certificates may include any information or legends as determined in the discretion of TILT.

Article 3
EXCHANGE

Section 3.01            Exchange of Partnership Interests for Common Shares. Subject to Section 3.02(e) and the LP Agreement, each Holder shall be entitled at any time and from time to time upon the terms and subject to the conditions hereof, to surrender Partnership Interests to TILT, or the Partnership on behalf of TILT, if so desired by TILT, in an amount that includes no fewer than the lesser of (a) when aggregated with all Partnership Interests exchanged by such Holder and its Affiliates on the applicable Exchange Date, 5,000 Partnership Interests (subject to adjustment as provided in Section 3.03) and (b) all of the Partnership Interests held by such Holder in exchange (such exchange, an “Exchange”) for the delivery by TILT, or the Partnership on behalf of TILT, if so desired by TILT, to such Holder of a number of Common Shares that is equal to the product of the number of Partnership Interests surrendered multiplied by the Exchange Rate. Subject to Section 3.02(e) and the terms of the LP Agreement, the right to effect an Exchange hereunder may be exercised by any Holder at any time and from time to time from and after the date of this Agreement.

Section 3.02            Exchange Procedures; Notices and Revocations.

(a)                A Holder may exercise the right to effect an Exchange as set forth in Section 3.01 by delivering a written notice of exchange in respect of the Partnership Interests to be Exchanged substantially in the form of Exhibit A hereto (the “Notice of Exchange”), duly executed by such Holder or such Holder’s duly authorized attorney, to TILT and the Partnership at the address set forth in Section 5.03 during normal business hours, or if any agent for the Exchange is duly appointed and acting (the “Exchange Agent”), to the office of the Exchange Agent during normal business hours. If Partnership Interests are then represented by certificates, certificate(s) representing at least the number of Partnership Interests being exchanged, with instrument(s) of transfer reasonably acceptable to TILT and the Partnership and executed in blank, shall be delivered by the Exchanging Holder to TILT and the Partnership at the address set forth in Section 5.03 during normal business hours or to the offices of the Exchange Agent during normal business hours. If such certificates have been lost, the Exchanging Holder may deliver, in lieu of such certificate(s), an affidavit of lost certificates. TILT shall take such actions as may be required, including the issuance and sale of Common Shares to or for the account of the Partnership for the delivery to the Exchanging Holder of a number of Common Shares that is equal to the product of the number of Partnership Interests surrendered multiplied by the Exchange Rate, to ensure the performance of the Partnership of its obligations under this Article III.

(b)                Contingent Notice of Exchange and Revocation by Holders.

(i)                Notwithstanding anything herein to the contrary, a Holder may withdraw or amend a Notice of Exchange, in whole or in part, prior to the effectiveness of the Exchange, at any time prior to 5:00 p.m. New York time, on the Business Day immediately preceding the Exchange Date (or any such later time as may be required by Applicable Law) by delivery of a written notice of withdrawal to TILT and the Partnership or the Exchange Agent, specifying (1) the number of withdrawn Partnership Interests, (2) if any, the number of Partnership Interests as to which the Notice of Exchange remains in effect and (3) if the Holder so determines, a new Exchange Date or any other new or revised information permitted in the Notice of Exchange.

(ii)              Each Exchange shall be deemed to be effective immediately prior to the close of business on the Exchange Date. As promptly as practicable on or after the Exchange Date, TILT, or the Partnership on behalf of TILT, shall deliver or cause to be delivered to the Exchanging Holder the number of Common Shares deliverable upon such Exchange, registered in the name of such Holder.

(iii)            The Common Shares issued upon an Exchange shall bear a legend in substantially the following form:

THE TRANSFER OF THESE SECURITIES HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION, AND MAY NOT BE SOLD OR TRANSFERRED WITHIN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) OTHER THAN IN CERTAIN TRANSACTIONS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (OR OTHER APPLICABLE LAW). THESE SECURITIES MAY BE TRANSFERRED ONLY (A) WITHIN THE UNITED STATES IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT, OR ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND (B) OUTSIDE THE UNITED STATES IN A TRANSACTION COMPLYING WITH THE PROVISIONS OF RULE 904 UNDER THE SECURITIES ACT.

(c)                If (i) any Common Shares may be sold pursuant to a registration statement that has been declared effective by the SEC, (ii) all of the applicable conditions of Rule 144 are met, or (iii) the legend (or a portion thereof) otherwise ceases to be applicable, TILT, upon the written request of the Holder thereof, shall promptly provide such Holder or its respective transferees, without any expense to such Persons (other than applicable transfer taxes and similar governmental charges, if any) with new certificates (or evidence of book-entry share) for securities of like tenor not bearing the provisions of the legend with respect to which the restriction has terminated. In connection therewith, such Holder shall provide TILT with such information in its possession as TILT may reasonably request in connection with the removal of any such legend.

(d)                TILT, the Partnership and each exchanging Holder shall bear their own respective expenses in connection with the consummation of any Exchange by such Holder, whether or not any such Exchange is ultimately consummated; provided, however, that TILT will pay any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, any Exchange; provided, further, that if any Common Shares are to be delivered in a name other than that of the Holder that requested the Exchange (or CDS, DTC or a nominee for the account of a participant of CDS or DTC that will hold the shares for the account of such Holder), then such Holder and/or the Person in whose name such shares are to be delivered shall pay to TILT or the Partnership, as applicable, the amount of any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, such Exchange or shall establish to the reasonable satisfaction of TILT and the Partnership that such tax has been paid or is not payable.

(e)                Notwithstanding anything to the contrary in this Article III, a Holder shall not be entitled to effect an Exchange (and, if attempted, any such Exchange shall be void ab initio), and TILT and the Partnership shall have the right to refuse to honor any request to effect an Exchange, at any time or during any period, if TILT or the Partnership shall reasonably determine that such Exchange (i) would be prohibited by any Applicable Law (including the unavailability of any requisite registration statement filed under the Securities Act or any exemption from the registration requirements thereunder, or any exemption from the prospectus and registration requirements under applicable Canadian securities laws) or (ii) would not be permitted under (x) the LP Agreement, (y) other agreements with TILT, the Partnership or any of their respective controlled Affiliates to which such Exchanging Holder may be party or (z) any written policies of TILT, the Partnership or any of the Partnership’s subsidiaries related to unlawful or inappropriate trading applicable to its directors, officers or other personnel to which the Exchanging Holder is subject.

Section 3.03            Adjustment.

(a)                The Exchange Rate shall be adjusted accordingly if there is any subdivision (by any stock or unit split, stock or unit dividend or distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse stock or unit split, reclassification, reorganization, recapitalization or otherwise) of the Units that is not accompanied by a substantively identical subdivision or combination of Common Shares. If there is any reclassification, reorganization, recapitalization or other similar transaction in which Common Shares are converted or changed into another security, securities or other property, then upon any subsequent Exchange, an Exchanging Holder shall be entitled to receive the amount of such security, securities or other property that such Exchanging Holder would have received if such Exchange had occurred immediately prior to the effective date of such reclassification, reorganization, recapitalization or other similar transaction, taking into account any adjustment as a result of any subdivision (by any split, dividend or distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse split, reclassification, reorganization, recapitalization or otherwise) of such security, securities or other property that occurs after the effective time of such reclassification, reorganization, recapitalization or other similar transaction. For the avoidance of doubt, if there is any reclassification, reorganization, recapitalization or other similar transaction in which Common Shares are converted or changed into another security, securities or other property, this Section 3.03(a) shall continue to be applicable with respect to such security or other property. This Agreement shall apply to, and all references to “Units” and “Rights” shall be deemed to include, any security, securities or other property of TILT or the Partnership which may be issued in respect of, in exchange for or in substitution of Partnership Interests by reason of stock or unit split, reverse stock or unit split, stock or unit dividend or distribution, combination, reclassification, reorganization, recapitalization, merger, exchange (other than an Exchange) or other transaction.

(b)                This Agreement shall apply to the Partnership Interests held by the Holders and their Permitted Transferees as of the date hereof, as well as any Partnership Interests hereafter acquired by a Holder and his or her or its Permitted Transferees.

Section 3.04            Tender Offers and Other Events with Respect to TILT. In the event that a tender offer, share exchange offer, issuer bid, take-over bid, recapitalization or similar transaction with respect to Common Shares (a “TILT Offer”) is proposed by TILT or is proposed to TILT or its shareholders and approved by the Board or is otherwise effected or to be effected with the consent or approval of the Board, the Holders of Partnership Interests shall be permitted to participate in such TILT Offer by delivery of a Notice of Exchange (which Notice of Exchange shall be effective immediately prior to the consummation of such TILT Offer (and, for the avoidance of doubt, shall be contingent upon such TILT Offer and not be effective if such TILT Offer is not consummated)). In the case of a TILT Offer proposed by TILT, TILT will use its reasonable best efforts expeditiously and in good faith to take all such actions and do all such things as are necessary or desirable to enable and permit the Holders of Partnership Interests to participate in such TILT Offer to the same extent or on an economically equivalent basis as the holders of Common Shares without discrimination; provided, that without limiting the generality of this sentence, TILT will use its reasonable best efforts expeditiously and in good faith to ensure that such Holders may participate in each such TILT Offer without being required to Exchange Partnership Interests. For the avoidance of doubt, in no event shall the Holders of Partnership Interests be entitled to receive in such TILT Offer aggregate consideration for each Partnership Interest that is greater than the consideration payable in respect of each Common Share in connection with a TILT Offer.

Section 3.05            Common Shares to be Issued.

(a)                TILT shall at all times reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of issuance upon an Exchange, the maximum number of Common Shares as shall be deliverable upon Exchange of all then-outstanding Partnership Interests; provided, that nothing contained herein shall be construed to preclude TILT or the Partnership from satisfying its obligations in respect of an Exchange by delivery of Common Shares that are held in the treasury of TILT or by delivery of purchased Common Shares (which may or may not be held in the treasury of TILT).

(b)                TILT agrees that if it becomes a reporting company under the Exchange Act, it will take such steps as may be required to cause to qualify for exemption under Rule 16b-3(d) or (e), as applicable, under the Exchange Act, and to be exempt for purposes of Section 16(b) under the Exchange Act, any acquisitions from, or dispositions to, TILT of equity securities of TILT (including derivative securities with respect thereto) and any securities that may be deemed to be equity securities or derivative securities of TILT for such purposes that result from the transactions contemplated by this Agreement, by each officer or director of TILT, including any director by deputization. The resolutions authorizing such transactions shall be approved by either TILT’s Board or a committee thereof composed solely of two or more Non-Employee Directors (as defined in Rule 16b-3 under the Exchange Act) of TILT.

Section 3.06            Distributions. No Exchange shall impair the right of the Exchanging Holder to receive any distributions payable on the Partnership Interests so exchanged in respect of a record date that occurs prior to the Exchange Date for such Exchange. No adjustments in respect of dividends or distributions on any Partnership Interests will be made on the Exchange of any Partnership Interest, and if the Exchange Date with respect to a Partnership Interest occurs after the record date for the payment of a dividend or other distribution on Partnership Interests but before the date of the payment, then the registered Holder of the Partnership Interest at the close of business on the record date will be entitled to receive the dividend or other distribution payable on the Partnership Interest on the payment date notwithstanding the Exchange of the Partnership Interests or a default in payment of the dividend or distribution due on the Exchange Date, and, for the avoidance of doubt, no Exchanging Holder shall have the right to receive any distributions (including tax distributions) on any exchanged Partnership Interest with a record date that occurs from and after any Exchange Date. For the avoidance of doubt, no Exchanging Holder shall be entitled to receive, in respect of a single record date, distributions or dividends both on Partnership Interests exchanged by such Holder and on Common Shares received by such Holder in such Exchange.

Article 4
REPRESENTATIONS AND WARRANTIES

Section 4.01            Representations and Warranties of TILT and of the Partnership.

(a)                Each of TILT and the Partnership represents and warrants that (i) as applicable, it is a corporation duly incorporated in the State of Nevada and continued into the Province of British Columbia and is existing in good standing under the laws of the Province of British Columbia, and a limited partnership duly formed in the State of Delaware and is existing in good standing under the laws of the State of Delaware, (ii) it has all requisite corporate or limited partnership power, as applicable, and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby and, in the case of TILT, to issue Common Shares in accordance with the terms hereof, (iii) the execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated hereby (including, in the case of TILT, the issuance of Common Shares) have been duly authorized by all necessary corporate or limited partnership action on its part, as applicable, and (iv) this Agreement constitutes a legal, valid and binding obligation of it enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

(b)                Each of TILT and the Partnership represents that it does not have any contracts, other agreements, duties or obligations that are inconsistent with its duties and obligations under this Agreement and covenants that, except as expressly permitted by this Agreement or the LP Agreement, it will not enter into any contracts or other agreements or undertake or acquire any other duties or obligations that are inconsistent with such duties and obligations.

Section 4.02            Representations and Warranties of the Holders. Each Holder, severally and not jointly, represents and warrants that (i) if it is not a natural person, that it is duly incorporated or formed and, to the extent such concept exists in its jurisdiction of organization, is in good standing under the laws of such jurisdiction, (ii) it has all requisite legal capacity and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby, (iii) if it is not a natural person, the execution and delivery of this Agreement by it of the transactions contemplated hereby have been duly authorized by all necessary corporate or other entity action on the part of such Holder and (iv) this Agreement constitutes a legal, valid and binding obligation of such Holder enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally. Additionally, each Holder, severally and not jointly, (i) represents and warrants that it is aware of the restrictions on Transfer (as defined in the LP Agreement) contained in Section 7.3 of the LP Agreement and (ii) agrees and acknowledges that such restrictions also apply to the Rights.

Article 5
MISCELLANEOUS

Section 5.01            Additional Holders.

(a)                To the extent that a Holder validly transfers any or all of such Holder’s Partnership Interests to another Person in a transaction in accordance with, and not in contravention of, the LP Agreement, then such transferee (each, a “Permitted Transferee”) shall have the right, in connection with such transaction, to execute and deliver a joinder to this Agreement, substantially in the form of Exhibit B hereto, whereupon such Permitted Transferee shall become a Holder hereunder.

(b)                To the extent the Partnership issues Units and Rights in the future, then the holder of such Units and Rights shall have the right to execute and deliver a joinder to this Agreement, substantially in the form of Exhibit B hereto, whereupon such holder shall become a Holder hereunder; provided, however, that TILT may delay the initial exercisability of the Exchange right by such new Holder to the extent TILT in its sole discretion deems appropriate to facilitate compliance with the Securities Act.

(c)                From and after the date hereof, each Non-Party Partner shall have the right to execute and deliver a joinder to this Agreement, substantially in the form of Exhibit B hereto, whereupon such Non-Party Partner shall become a Holder for all purposes hereunder.

Section 5.02            Further Assurances. Each party hereto agrees to execute, acknowledge, deliver, file and record such further certificates, amendments, instruments and documents, and to do all such other acts and things, as may be required by law or as, in the reasonable judgment of TILT and the Partnership, may be necessary or advisable to carry out the intent and purposes of this Agreement.

Section 5.03            Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission and electronic mail (“e-mail”) transmission, so long as a receipt of such e-mail is requested and received by non-automated response). All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt. All such notices, requests and other communications to any party hereunder shall be given to such party as follows:

(a)           if to TILT or the Partnership to:

Jimmy Jang, L.P.

2399 Blake Street, Suite 100
Denver, CO 80205
Attention:     Geoff Hamm
Telephone:    [***]
Email:           [***]

with a copy (which shall not constitute notice) to:

O’Melveny & Myers LLP

Two Embarcadero Center, 28th Floor

San Francisco, CA 94111

Attention:      Brophy Christensen, Esq.

Telephone:     [***]
Email:            [***]

(b)                if to any other Holder, to the address and other contact information set forth in the records of TILT or the Partnership from time to time, or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto.

Section 5.04            Binding Effect. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns; provided, however, that each Non-Party Partner and their respective successors and assigns are intended beneficiaries of Section 5.01(c), this Section 5.04 and Section 5.09, with the right to enforce such provisions against the Partnership and TILT as though such Non-Party Partners (and their respective successors and assigns) were parties hereto.

Section 5.05           Waiver of Jury Trial; Consent to Jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. Each party hereby irrevocably submits to the exclusive jurisdiction of the federal courts located in the State of Delaware or the Delaware Court of Chancery for the purpose of adjudicating any dispute arising hereunder. Each party hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court any objection to such jurisdiction, whether on the grounds of hardship, inconvenient forum or otherwise. Each party further agrees that service of any process, summons, notice or document by registered mail to such party’s respective address set forth in Section 5.03 shall be effective service of process for any action, suit or proceeding with respect to any matters to which it has submitted to jurisdiction in this Section 5.05.

Section 5.06           Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 5.07           Entire Agreement. This Agreement and, as applicable, the LP Agreement, constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement. Except as provided in Section 5.04, nothing in this Agreement shall create any third-party beneficiary rights in favor of any Person or other party hereto.

Section 5.08            Severability. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions is not affected in any manner materially adverse to any party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 5.09           Amendment. This Agreement may only be amended or modified, in whole or in part, at any time and from time to time by a written instrument signed by (i) TILT, (ii) the Partnership and (iii) the Holders of Units and Rights holding a majority of the then outstanding Units and Rights of the Partnership. In the event that this Agreement is amended, whether or not the prior written consent of any Holder is required under the foregoing sentence, TILT or the Partnership shall provide a copy of such amendment to all Holders. Notwithstanding anything to the contrary in this Agreement (including this Section 5.09), (a) the execution and delivery of a joinder to this Agreement pursuant to Section 5.01 shall not require the consent of any Holder or any other party hereto and shall not be deemed to be an amendment or modification to this Agreement and (b) Section 5.01(c), clause (iii) of Section 5.04 and this Section 5.09 may only be amended or modified, in whole in part, at any time and from time to time with the consent of the holders of a majority of the issued and outstanding Units and Rights held by Partners other than the Non-Party Partners.

Section 5.10            Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law rules of such State that would result in the application of the laws of a jurisdiction other than the State of Delaware.

Section 5.11            Tax Treatment. This Agreement shall be treated as part of the LP Agreement as described in Section 761(c) of the Code and Sections 1.704-1(b)(2)(ii)(h) and 1.761-1(c) of the Treasury Regulations promulgated thereunder. As required by the Code and the Treasury Regulations, the parties shall report any Exchange consummated hereunder as a taxable sale of the Units by a Holder to TILT, and no party shall take a contrary position on any income tax return or amendment thereof.

Section 5.12            Independent Nature of Holders’ Rights and Obligations. The obligations of each Holder hereunder are several and not joint with the obligations of any other Holder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder under hereunder. The decision of each Holder to enter into to this Agreement has been made by such Holder independently of any other Holder. Nothing contained herein, and no action taken by any Holder pursuant hereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby.

Section 5.13            Specific Enforcement. The parties hereto acknowledge that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies that may be available, shall be entitled to equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.

TILT HOLDINGS INC.

By:	/s/ Alexander Coleman
Name:	Alexander Coleman
Title:	Chief Executive Officer

JIMMY JANG, L.P.
By:	Jimmy Jang Holdings Inc., its general partner

By:	/s/ Geoff Hamm
Name:	Geoff Hamm
Title:	Title: Senior Vice President, Operations

[Signature Page to the Exchange Agreement]

Exhibit A

FORM OF
NOTICE OF EXCHANGE

c/o [address]

Attn: [____]

Facsimile: [____]

Email: [____]

Reference is hereby made to the Exchange Agreement, dated as of January 7, 2019 (as amended from time to time, the “Exchange Agreement”), by and among Jimmy Jang, L.P., a Delaware limited partnership (the “Partnership”), TILT Holdings Inc., a British Columbia company (“TILT”), and the holders of Units (as defined therein) and Rights (as defined therein) from time to time party thereto (each, a “Holder”). Capitalized terms used but not defined herein shall have the meanings given to them in the Exchange Agreement.

The undersigned Holder hereby surrenders to TILT (or the Partnership, if applicable) effective as of the Exchange Date and, in the case of a contingent exchange, subject to the occurrence of the contingency set forth below, the number of Partnership Interests set forth below in Exchange for the Common Shares to be issued in its name as set forth below, in accordance with the terms of the Exchange Agreement.

Legal Name of Holder: [           ]

Address: [             ]

[              ]

[              ]

Number of Partnership Interests to be Exchanged: [             ]1

Timing: Exchange Date (if other than close of business on the date of receipt by TILT and the Partnership): [             ]

The undersigned hereby represents and warrants that (i) the undersigned has full legal capacity to execute and deliver this Notice of Exchange and to perform the undersigned’s obligations hereunder; (ii) this Notice of Exchange has been duly executed and delivered by the undersigned and is the legal, valid and binding obligation of the undersigned enforceable against it in accordance with the terms thereof or hereof, as the case may be, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and the availability of equitable remedies; (iii) the Partnership Interests subject to this Notice of Exchange are being surrendered to TILT (or the Partnership, if applicable) free and clear of any pledge, lien, security interest, encumbrance, equities or claim; and (iv) no consent, approval, authorization, order, registration or qualification of any third party or with any court or governmental agency or body having jurisdiction over the undersigned or the Partnership Interests subject to this Notice of Exchange is required to be obtained by the undersigned for the surrender of such Partnership Interests to TILT, or the Partnership, as the case may be.

[1]	Note to Holder: Any Exchange must include, at a minimum, the lesser of (i) 5,000 Partnership Interests (subject to adjustment as provided in Section 3.03 of the Exchange Agreement) and (ii) all of the vested Partnership Interests of the undersigned Holder.

The undersigned hereby irrevocably constitutes and appoints any officer of TILT or the Partnership as the attorney of the undersigned, with full power of substitution and resubstitution in the premises, to do any and all things and to take any and all actions that may be necessary to surrender to TILT (or the Partnership, if applicable) the Partnership Interests subject to this Notice of Exchange and to deliver to the undersigned the Common Shares to be delivered in Exchange therefor.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice of Exchange to be executed and delivered by the undersigned or by its duly authorized attorney.

By:
Name:
Title:

Exhibit B

FORM OF
JOINDER AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is a joinder to the Exchange Agreement, dated as of January 7, 2019 (as amended from time to time, the “Agreement”), by and among Jimmy Jang, L.P., a Delaware limited partnership (the “Partnership”), TILT Holdings Inc., a British Columbia company (“TILT”), and the holders of Units (as defined therein) and Rights (as defined therein) from time to time party thereto (each, a “Holder”). Capitalized terms used but not defined in this Joinder Agreement shall have the meanings given to them in the Agreement. This Joinder Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such State that would result in the application of the laws of any other State. In the event of any conflict between this Joinder Agreement and the Agreement, the terms of this Joinder Agreement shall control.

The undersigned, having acquired Units, hereby joins and enters into the Agreement. By signing and returning this Joinder Agreement to TILT and the Partnership, the undersigned (i) accepts and agrees to be bound by and subject to all of the terms and conditions of and agreements of a Holder contained in the Agreement, with all attendant rights, duties and obligations of a Holder thereunder and (ii) makes each of the representations and warranties of a Holder set forth in Section 4.02 of the Agreement as fully as if such representations and warranties were set forth herein. The parties to the Agreement shall treat the execution and delivery hereof by the undersigned as the execution and delivery of the Agreement by the undersigned and, upon receipt of this Joinder Agreement by TILT and by the Partnership, the signature of the undersigned set forth below shall constitute a counterpart signature to the signature page of the Agreement.

Name: [          ]

Address for Notices:	[ ]

[ ]

[ ]

With Copies to:	[ ]

[ ]

[ ]

[Signature Page Follows]

B-1

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Joinder Agreement to be executed and delivered by the undersigned or by its duly authorized attorney.

By:
Name:
Title:

B-2